Exhibit 10.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT AND AMENDMENT NO. 1 TO FEE LETTER

This AMENDMENT NO. 3 TO CREDIT AGREEMENT AND AMENDMENT NO. 1 TO FEE LETTER (this “Amendment”) is made and entered into as of August 18, 2025 between FLEXSHOPPER 2, LLC (the “Company”), Powerscourt Investments 50, LP, as administrative agent (in such capacity, the “Administrative Agent”) and as the lender (the “Lender”).

BACKGROUND

WHEREAS, the Company, the Administrative Agent, Computershare Trust Company, National Association, as paying agent (the “Paying Agent”) and various lenders from time to time party thereto are party to a certain Credit Agreement, dated March 27, 2024, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of April 9, 2025 and that certain Amendment No. 2 to Credit Agreement, dated as of April 30, 2025, between the Company and the Administrative Agent (as amended, supplemented and otherwise modified as of the date hereof, the “Credit Agreement”);

WHEREAS, the Company and the Administrative Agent are party to a certain Fee Letter, dated March 27, 2024 (as amended, supplemented and otherwise modified as of the date hereof, the “Fee Letter”);

WHEREAS, the parties to the Credit Agreement and the Fee Letter desire to amend the Credit Agreement and the Fee Letter pursuant to Section 9.4(a) and Section 9.4(b)(vii) of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1.	Defined Terms. Capitalized definitional terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement or the Fee Letter, as applicable.

2.	Amendment to the Credit Agreement. Effective as of the date first written above, upon the satisfaction of the conditions set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a)	The new defined term “Permitted Rescue Financing” is hereby inserted in the correct alphabetical order in Section 1.1 of the Credit Agreement:

“Permitted Rescue Financing” means any secured or unsecured debt financing incurred by Seller, Parent or any Subsidiary thereof that is provided by the Administrative Agent, the Lender or any Related Fund or other Lender Affiliate thereof or any other lender that is approved in advance in writing by the Administrative Agent in its sole discretion.

FlexShopper-Waterfall – Amendment No. 3 to
Credit Agreement and Amendment No. 1 to Fee Letter

(b)	Part (vii) of the definition of “Permitted Liens” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Liens securing Indebtedness permitted under Sections 6.1(b)(iv), 6.1(c) and 6.1(f).

(c)	Section 5.1(a) of the Credit Agreement is hereby amended by adding a new Section 5.1(a)(v) which reads as follows:

(v) a report describing in reasonable detail all outstanding Permitted Rescue Financing;

(d)	Section 6.1 of the Credit Agreement is hereby amended by adding a new Section 6.1(f) which reads as follows:

(f) Permitted Rescue Financing.

(e)	Section 6.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

No Further Negative Pledges. Except pursuant to the Credit Documents, none of Parent, Seller, FlexLending, Intermediate Seller, Company, Flex Revolution, LLC, FlexRetail, LLC, Flex TX, LLC, Flex TX Funding, LLC or Flex TX CAB, LLC shall enter into any Contractual Obligation prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than the Second Warehouse Facility, Permitted Parent Indebtedness, a Permitted Channel Partner Program or Permitted Rescue Financing.

(f)	Section 7.1(b)(ii)(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

any instrument, document or agreement evidencing Permitted Seller Subordinated Indebtedness, Permitted Parent Indebtedness or Permitted Rescue Financing.

2	FlexShopper-Waterfall – Amendment No. 3 to
Credit Agreement and Amendment No. 1 to Fee Letter

(g)	Section 9.16 of the Credit Agreement is hereby amended by deleting part (d) in the last sentence thereto its entirety and replacing it with the following:

(d) disclosures regarding pricing to lenders of Permitted Seller Subordinated Indebtedness, Permitted Parent Indebtedness and Permitted Rescue Financing.

(h)	Appendix C of the Credit Agreement is amended by adding a new part mm) to the definition of “Eligibility Criteria” which reads as follows:

mm) Seller (or, with respect to Retail Loans, FlexLending) has remitted the related purchase price or other amount due in full to the related retailer or Bank Partner;

(i)	Schedule 6 of the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 6 attached hereto.

3.	Amendments to Fee Letter. Effective as of the date first written above, upon the satisfaction of the conditions set forth in Section 4 below, the Fee Letter is hereby amended as follows:

(a)	Paragraph (a) of the definition of “Applicable Advance Rate” in Paragraph 3 of the Fee Letter is hereby deleted in its entirety and replaced with the following:

“(a) as of any date of determination on which an Advance Event Step-Down Event is not in effect, (u) for Performing Leases and Performing Retail Loans, 96% or such greater percentage as Lender permits in its sole discretion, (v) for Early Eligible Leases and Early Retail Loans, 96% or such greater percentage as Lender permits in its sole discretion, (w) for 1F1-Eligible Leases and 1F1-Eligible Retail Laon, 96% or such greater percentage as Lender permits in its sole discretion, (x) for 2F2-Eligible Leases and 2F2-Eligible Retail Loans, 96% or such greater percentage as Lender permits in its sole discretion, (y) for Late-Eligible Leases and Late-Eligible Retail Loans, 96% or such greater percentage as Lender permits in its sole discretion and (z) for all other Pledged Leases and Pledged Retail Loans, 0%; provided, that, the Applicable Advance Rate for Performing, Performing Retail Loans, Early Eligible Leases, Early Retail Loans, 1F1-Eligible Leases, 1F1-Eligible Retail Loans, 2F2-Eligible Leases, 2F2-Eligible Retail Loans, Late-Eligible Leases and Late-Eligible Retail Loans transferred to the Borrower pursuant to the Asset Sale Agreement on August 18, 2025 (and any subsequent Transfer Date and Credit Date consented to by the Administrative Agent in its sole discretion prior to the execution of any Permitted Rescue Financing) shall be 145%; and”

3	FlexShopper-Waterfall – Amendment No. 3 to
Credit Agreement and Amendment No. 1 to Fee Letter

4.	Effectiveness. This Amendment shall become effective as of the date first written above upon delivery to the Administrative Agent of counterparts of this Amendment duly executed by each of the parties hereto.

(a)	Each of the parties hereto acknowledges and agrees that this Amendment does not reduce the rights, decrease the fees or other amounts payable to the Paying Agent or increase the duties or obligations of the Paying Agent under the Agreement.

5.	Binding Effect; Ratification.

(a)	Each of the Credit Agreement and the Fee Letter, as amended hereby, remains in full force and effect. Any reference to either of the Credit Agreement or the Fee Letter from and after the date hereof shall be deemed to refer to the Credit Agreement or the Fee Letter, respectively, as amended hereby, unless otherwise expressly stated.

(b)	Except as expressly amended hereby, each of the Credit Agreement and the Fee Letter shall remain in full force and effect and each is hereby ratified and confirmed by the parties hereto.

(c)	The Company represents and warrants to the Lender that, except as detailed in the Limited Forbearance and Reaffirmation, dated as of August 16, 2025, by and among the Company, FlexShopper, LLC and the Administrative Agent, (a) each and every of its representations and warranties contained in Section 4 of the Credit Agreement, as amended hereby, are true and correct as of the date hereof and (b) no Event of Default or Default has occurred and is continuing and, immediately after the execution and delivery of this Amendment, no Event of Default or Default shall have occurred or be continuing.

(d)	Notwithstanding anything to the contrary herein or in the Credit Documents, by signing this Amendment, neither the Lender nor the Administrative Agent is waiving or consenting, nor has either of them agreed to waive or consent to in the future, the breach of (or any rights and remedies related to the breach of) any provisions of any of the Credit Documents.

(e)	The Company agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, reasonable legal fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

4	FlexShopper-Waterfall – Amendment No. 3 to
Credit Agreement and Amendment No. 1 to Fee Letter

6.	Requisite Lenders. The Lender hereby represents and warrants that it constitutes the “Requisite Lenders” (as defined in the Credit Agreement).

7.	Miscellaneous.

(a)	THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

(b)	The captions and headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

(c)	This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the Signature Laws, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party (whether such signature is with respect to this Amendment or any notice, officer’s certificate or other ancillary document delivered pursuant to or in connection with this Amendment) and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

[SIGNATURES FOLLOW]

5	FlexShopper-Waterfall – Amendment No. 3 to
Credit Agreement and Amendment No. 1 to Fee Letter

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

ADMINISTRATIVE AGENT and LENDER:

POWERSCOURT INVESTMENTS 50, LP

By:	Powerscourt Investments GP, LLC, as General Partner

By:	Maples Fiduciary Services (Delaware) Inc., as Managing Member

By:	/s/ Scott Huff
Name:	Scott Huff
Title:	Authorized Signatory

Signature Page	Limited Forbearance and Reaffirmation

COMPANY:

FLEXSHOPPER 2, LLC

By:	/s/ John Davis
Name:	John Davis
Title:	President & COO

Signature Page	Limited Forbearance and Reaffirmation